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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 10, 2007

Little Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 624-5831

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 8.01  Other Events

On September 10, 2007, Little Squaw Gold Mining Company (“Little Squaw” or “the Company”) reports encouraging continued results from its placer gold drilling project on the Little Squaw Creek drainage located on the Company’s wholly owned Chandalar, Alaska, mining property. Having now exceeded 14,500 feet in 90 boreholes, the drilling program is on track to meet its 2007 field season objectives. The Company is pleased to report that the wide, thick section of gravel “Pay Horizon” defined on Line 4 (see the Company’s press release of August 23, 2007) carries unabated to Line 3, a parallel line located 500 feet (167 yards) downstream. A phenomenal five-foot intercept of $1,917.74 per cubic yard occurs in Hole 7 East, based on a gold price of $600/oz.

For more information please see the press release attached as exhibit 99.1

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1  September 10, 2007 Press Release

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: September 10, 2007	By: /s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer